Exhibit (a)(6)

          GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                       NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYOR. --Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payor.

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                               GIVE THE SOCIAL
FOR THIS TYPE OF ACCOUNT:      SECURITY
                               NUMBER OF --
-------------------------------------------------------------

1.   An individual's ac-       The individual
     count

2.   Two or more individ-      The actual owner of the
     uals (joint account)      account or, if combined
                               funds, any one of the
                               individuals(1)

3.   Husband and wife          The actual owner of the
     (joint account)           account or, if joint funds,
                               either person(1)

4.   Custodian account of      The minor(2)
     a minor (Uniform Gift
     to Minors Act)

5.   Adult and minor           The adult or, if the minor
     (joint account)           is the only contributor, the
                               minor(1)

6.   Account in the name       The ward, minor, or in-
     of guardian or com-       competent person(3)
     mittee for a designat-
     ed ward, minor, or
     incompetent person

7.   a.  The usual             The grantor-trustee(1)
         revocable savings
         trust account
         (grantor is also
         trustee)

     b.  So-called trust       The actual owner(1)
         account that is
         not a legal or
         valid trust under
         State law

8.   Sole proprietorship       The owner(4)
     account
-------------------------------------------------------------


-------------------------------------------------------------
                               GIVE THE EMPLOYER
FOR THIS TYPE OF ACCOUNT:      IDENTIFICATION
                               NUMBER OF --
-------------------------------------------------------------

9.   A valid trust, estate,    The Legal entity (Do not
     or pension trust          furnish the identifying
                               number of the personal
                               representative or trustee
                               unless the legal entity itself
                               is not designated in the
                               account title)(5)

10.  Corporate account         The corporation

11.  Religious, charitable,    The organization
     or educational organi-
     zation account

12.  Partnership account       The partnership
     held in the name of
     the business

13.  Association, club, or     The organization
     other tax-exempt
     organization

14.  A broker or registered    The broker or nominee
     nominee

15.  Account with the          The public entity
     Department of Agri-
     culture in the name of
     a public entity (such
     as a State or local
     government, school
     district or prison)
     that receives agricul-
     tural program pay-
     ments

--------------------------------------------------------------

(1)   List first and circle the name of the person whose number you furnish.
(2)   Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4)   Show the name of the owner.
(5) List first and circle the name of the legal trust, estate or pension trust.
NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.


          GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                       NUMBER ON SUBSTITUTE FORM W-9


OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

     o A corporation.

     o A financial institution.

     o An organization exempt from tax under section 501(a), or an individual retirement plan.

     o The United States or any agency or instrumentality thereof.

     o A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

     o A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

     o An international organization or any agency, or instrumentality thereof.

     o A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

     o A real estate investment trust.

     o A common trust fund operated by a bank under section 584(a).

     o An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).

     o An entity registered at all times under the Investment Company Act of 1940.

     o A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding including the following:

     o Payments to nonresident aliens subject to withholding under section
       1441.

     o Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one non-resident partner.

     o Payments of patronage dividends where the amount received is not paid in money.

     o Payments made by certain foreign organizations.

     o Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

     o Payments of interest on obligations issued by individuals.  NOTE:
       You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

     o Payments of tax-exempt interest (including exempt-interest dividends under section 852).

     o Payments described in section 6049(b)(5) to non-resident aliens.

     o Payments on tax-free covenant bonds under section 1451.

     o Payments made by certain foreign organizations.

     o Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER, ALSO SIGN AND DATE THE FORM.

     Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045 and 6050A.

PRIVACY ACT NOTICE.--Section 6019 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATON NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to a reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

          FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT
                     OR THE INTERNAL REVENUE SERVICE.